Exhibit 1.2

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This First Amendment to Term Loan Agreement (this “Amendment”) is made as of this 25th day of June, 2015, among CORESITE, L.P., a Delaware limited partnership (“Parent Borrower”), the Subsidiary Borrowers party thereto (together with the Parent Borrower, collectively, the “Borrowers”), ROYAL BANK OF CANADA, as Administrative Agent (the “Agent”), on behalf of itself and certain other lenders (each a “Lender” and collectively, the “Lenders”). Unless otherwise defined herein, terms defined in the Loan Agreement set forth below shall have the same meaning herein.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Agent and the Lenders have entered into a certain Term Loan Agreement dated as of January 31, 2014 (the “Loan Agreement”); and

WHEREAS, the Borrowers, the Agent and the Lenders have agreed to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, the Loan Agreement is hereby amended as follows:

1.                                      New Definitions.  The following definitions are hereby added to Section 1.1 of the Loan Agreement in the proper alphabetical location:

“Amendment Date.  June 25, 2015.”

“Anti-Corruption Laws.  All laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.”

“Sanctioned Entity.  Means (a) an agency, political subdivision, or instrumentality of the government of, (b) an organization directly or indirectly controlled by or (c) a Person or group resident in, in each case, a country that is itself subject to Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).”

“Sanctioned Person.  A Person or group named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time or any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or any EU member state.”

“Sanctions.   Economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.”

2.                                      Amended and Restated Definitions.  The following definitions in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“Capitalization Rate.  Eight and one half percent (8.50%).”

“Change of Control.  A Change of Control shall exist upon the occurrence of any of the following:

(a)                                  Any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder), other than The Carlyle Group, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or voting interests shall have different voting powers) of the voting stock or voting interests of REIT or Parent Borrower equal to at least thirty-five percent (35%);

(b)                                  As of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT or Parent Borrower consists of individuals who were not either (i) directors or trustees of REIT or Parent Borrower as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of REIT or Parent Borrower of which a majority consisted of individuals described in clause (b)(i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT or Parent Borrower, which majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above; or

(c)                                   REIT shall fail to be the sole general partner of Parent Borrower, shall fail to own such general partnership interest in Parent Borrower free of any lien, encumbrance or other adverse claim, or shall fail to control the management and policies of Parent Borrower; or

(d)                                   Parent Borrower fails to own directly or indirectly, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Borrower.”

“Data Center Property.  Any asset that operates or is intended to operate, at least in part, as a telecommunications infrastructure building or an information technology infrastructure building.”

“Eligible Assignee. (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by, unless an Event of Default has occurred and is continuing, the Borrower (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, (i) no Borrower or any affiliate of Parent Borrower or the REIT shall be an Eligible Assignee and (ii) no Defaulting Lender or any of its Affiliates shall be an Eligible Assignee.”

“Eligible Real Estate.  Real Estate:

(a)                                 which is (i) wholly-owned (directly or indirectly) in fee, (ii) leased under a ground lease acceptable to the Required Lenders in their reasonable discretion, or (iii) a Leased Asset with a remaining term (including of right tenant extensions) of at least twenty years as of the date hereof and is otherwise acceptable to the Required Lenders in their reasonable discretion, in each instance with such easements, rights-of-way, and other similar appurtenances required for the operation of the fee or leasehold property, by Parent Borrower or a Subsidiary Borrower;

(b)                                 which is located within the 50 States of the United States or the District of Columbia;

(c)                                  which is improved by an income-producing Data Center Property and designated as a Stabilized Property;

(d)                                 as to which all of the representations set forth in § 6 of this Agreement concerning Eligible Real Estate Assets are true and correct except as would not reasonably be expected to result in a Material Adverse Effect;

(e)                                  as to which the Agent has received and approved (such approval not to be unreasonably withheld) all Eligible Real Estate Qualification Documents, or will receive and approve (such approval not to be unreasonably withheld) them prior to inclusion of such Real Estate in the Unencumbered Asset Pool; and

(f)                                   as to which, notwithstanding anything to the contrary contained herein, but subject to the last sentence of § 5.1(a), the Agent has approved for inclusion in the Unencumbered Asset Pool, such approval not to be unreasonably withheld.”

“Existing Credit Agreement. That certain Third Amended and Restated Credit Agreement dated as of June 24, 2015 by and among CoreSite, L.P., as parent borrower, CoreSite Real Estate 70 Innerbelt, L.L.C., CoreSite Real Estate 900 N. Alameda, L.L.C., CoreSite Real Estate 2901 Coronado, L.L.C., CoreSite Real Estate 1656 McCarthy, L.L.C., CoreSite Real Estate 427 S. LaSalle, L.L.C., CoreSite Coronado Stender, L.L.C., CoreSite Real Estate 12100 Sunrise Valley Drive L.L.C., CoreSite Real Estate 2115 NW 22nd, Street, L.L.C., CoreSite One Wilshire, L.L.C. and Coresite Real Estate 55 S. Market Street, L.L.C. as subsidiary borrowers, Keybank National Association, as agent, and the lenders named therein, as amended, restated, extended, supplemented and otherwise modified from time to time and as refinanced and replaced from time to time, to the extent such refinancing or replacement is designated by Borrowers in writing to the Agent as a refinancing or replacement of the Existing Credit Agreement.”

“FATCA.  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code and any legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the foregoing.”

“Federal Funds Effective Rate.  For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

“LIBOR Rate Advances.  All Advances bearing interest at a rate based on LIBOR.”

“Subsidiary Borrowers.  CoreSite Real Estate 70 Innerbelt, L.L.C., a Delaware limited liability company, CoreSite Real Estate 900 N. Alameda, L.L.C., a Delaware limited liability company, CoreSite Real Estate 2901 Coronado, L.L.C., a Delaware limited liability company , CoreSite Real Estate 1656 McCarthy, L.L.C., a Delaware limited liability company, CoreSite Real Estate 427 S. LaSalle, L.L.C., a Delaware limited liability company, CoreSite Coronado Stender, L.L.C., a Delaware limited liability company, CoreSite Real Estate 12100 Sunrise Valley Drive L.L.C., a Delaware limited liability company, CoreSite Real Estate 2115 NW 22nd Street, L.L.C., a Delaware limited liability company, CoreSite One Wilshire, L.L.C., a Delaware limited liability company, CoreSite Real Estate 55 S. Market Street, L.L.C., a Delaware limited liability company and any Additional Subsidiary Borrower that is the direct or indirect owner of an Eligible Real Estate Asset.”

“The Carlyle Group.  Collectively, Carlyle Realty Partners III, L.P., Carlyle Realty Partners IV, L.P. and Carlyle Realty Partners V, L.P., and each of their respective Affiliates (other than their respective portfolio companies).”

“Unencumbered Asset Pool Availability.  The Unencumbered Asset Pool Availability shall be the amount which is the least of (a) the maximum principal amount which would not cause the Unsecured Debt to be greater than the Unencumbered Asset Pool Value, and (b) the aggregate of (i) the maximum principal amount which would not cause the Consolidated Unsecured Debt Yield to be less than fourteen percent (14%), plus (ii) the Leased Asset NOI Amount; provided further that the Unencumbered Asset Pool Availability resulting from Eligible Real Estate Assets which are ground leases and/or Leased Assets shall not at any time exceed thirty percent (30%) of the Unencumbered Asset Pool Availability.”

“Wilshire Property.  The premises leased by CoreSite One Wilshire, L.L.C. (f/k/a CRG West One Wilshire, L.L.C.) in the building located at 624 S. Grand Avenue, Los Angeles, California pursuant to that certain lease dated August 1, 2007 entered into between CRG West One Wilshire, L.L.C. as tenant and Hines Reit One Wilshire LP as landlord and its permitted successors and assigns.”

3.                                      Amendments to Certain Definitions.  (a)  The word “means” in each of the definitions of “Environmental Laws” and “Participating Member State” in Section 1.1 of the Loan Agreement is hereby deleted and the word immediately thereafter in the unamended text shall be deemed capitalized.

(b)  The definition of “Consolidated Unsecured Debt Service Coverage Ratio” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

(c)  The definition of “Implied Debt Service” in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

4.                                      Amendment to Payment of Activation Fee.  The word “Total” is hereby inserted between the words “aggregate” and “Commitment” in the fourth line of Section 2.11(d)(i) of the Loan Agreement.

5.                                      Amendments to Funds for Payments.  (a)  Section 4.4(b) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“(b)  All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any Taxes  now or hereafter imposed or levied by the United States of America or any political subdivision thereof or taxing or other authority therein or any jurisdiction from or through which a payment is made by the Borrowers, excluding any income Taxes, franchise Taxes imposed in lieu of income Taxes and any Taxes imposed by a jurisdiction as a result of any connection between a Lender and such jurisdiction other than any connection arising solely from executing, delivering, performing its obligations under, or enforcing any Loan Document (“Non-Excluded Taxes”), unless the Borrowers are compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Borrowers with respect to any amount payable by the Borrowers hereunder or under any of the other Loan Documents, the Borrowers will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrowers; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s or Agent’s failure to comply with the requirements of § 4.4(c) or that are withholding Taxes imposed under FATCA; (ii) that are branch profits taxes imposed by the United States or any similar taxes imposed by any other jurisdiction under the laws of which a Lender is organized or in which its applicable lending office is located; or (iii) in the case of a Non-U.S. Lender, that are imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment) to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this §4.4(b).  The Borrowers will deliver promptly to the Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under any other Loan Document. In the event a Lender receives a refund or credit of any Non-Excluded Taxes paid by the Borrowers pursuant to this section, such Lender will pay to the Borrowers the amount of such refund or credit (and any interest received with respect thereto) promptly upon receipt thereof; provided that if at any time thereafter such Lender is required to return such refund or credit, the Borrowers shall promptly repay to such Lender the amount of such refund or credit, net of any reasonable incremental additional costs.  For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Date, the Borrowers, the Agent and the Lenders shall treat (and the Lenders hereby authorize the Agent to treat) the Commitments, the Loans and any other obligations under the Loan Documents as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) or Treasury Regulation Section 1.1471-2T(b)(2)(i).”

(b)  A new Section 4.4(d) is hereby added to the Loan Agreement as follows, and existing Sections 4.4(d) and (e) shall be renumbered as Sections 4.4(e) and (f), respectively:

“(d)  In the event it is reasonably necessary to determine the fair market value of the Commitments, Loans and/or other obligations under the Loan Documents for purposes of Treasury Regulation Section 1.1273-2(f), the Agent shall assist Parent Borrower as reasonably requested in connection with making such determination (including by using commercially reasonable efforts to obtain quotes and sales prices for the Commitments, Loans and/or other obligations), and the Agent shall promptly make any such determination by Parent Borrower available to the Lenders in accordance with Treasury Regulation Section 1.1273-2(f)(9).”

6.                                      Amendments to Representations and Warranties.  (a)  In Section 6.1 of the Loan Agreement, a new Section 6.1(e) is hereby added as follows:

“(e)  Foreign Assets Control.  To the knowledge of the Parent Borrower, none of the Borrower, any Subsidiary Borrower or any Affiliate of the Borrower: (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities.  To the knowledge of each Borrower, each Borrower, its Subsidiary Borrowers and their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  No Loan or Letter of Credit, use of the proceeds of any Loan or Letter of Credit, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.  Neither the making of the Loans nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.  Each Borrower and its Subsidiaries are in compliance in all material respects with the Patriot Act.”

(b)  The second sentence of Section 6.18 of the Loan Agreement is hereby deleted and replaced in its entirety with the following: “The principal place of business of the Borrowers is 1001 17th Street, Suite 500, Denver, Colorado, 80202.”

7.                                      Amendments to Affirmative Covenants.  (a)  Section 7.2 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“7.2  Maintenance of Office.  The Borrowers will maintain their respective chief executive office at 1001 17th Street, Suite 500, Denver, Colorado, 80202, or at such other place in the United States of America as the Borrowers shall designate upon prompt written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrowers in respect of the Loan Documents may be given or made.”

(b)  In Section 7.10 of the Loan Agreement, the words “(including without limitation Anti-Corruption Laws and applicable Sanctions)” are hereby added immediately after the words “all applicable laws” in the second line.

8.                                      Amendments to Negative Covenants.  (a)  In Section 8.2 of the Loan Agreement, the words “(aside from any negative pledge in relation to the Existing Credit Agreement)” are hereby inserted immediately after the words “maintain any obligation” in clause (e).

(b)  The reference to “(i)” in Section 8.7(b) of the Loan Agreement is hereby deleted.

9.                                      Amendment to Financial Covenants.  (a)  In Section 9.6 of the Loan Agreement, the word “$468,750,000” is hereby deleted and replaced with “$1,277,009,816.00”.

(b)                                 In Section 9.5 of the Loan Agreement, the word “1.75” is hereby deleted and replaced with “1.70”.

10.                               Amendment to Participations.  In Section 18.4 of the Loan Agreement, the last two sentences are hereby deleted in their entirety and replace with the following:

“Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loan or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, the Loan or its other Obligations under any Loan Document) to any Person, except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury

Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.”

11.                               Amendment to Notices Provision.  In Section 19 of the Loan Agreement, Borrower’s addresses for notices (other than the notice details for copies which shall remain unamended) shall be deleted in their entirety and replaced with the following:

“If to the Borrowers:

CoreSite L.P.

1001 17th Street, Suite 500

Denver, CO  80202

Attn:                    Mr. Erick Bromfield

Telecopy No.:  (877) 549-5851

CoreSite L.P.

1001 17th Street, Suite 500

Denver, CO  80202

Attn:                    General Counsel

Telecopy No.:  (855) 232-0594”

12.                               Amendment to Consent, Amendments, Waivers, Etc.  In Section 27 of the Loan Agreement, clause (h) shall be deleted in its entirety and replaced with the following:

“(h) the release of any Borrower or Guarantor except as otherwise provided in §5.2 or §5.4;”

13.                               Representations and Warranties.  The Borrowers hereby represent, warrant and covenant with Agent and Lenders that, as of the date hereof (i) all representations and warranties made in the Loan Agreement and other Loan Documents remain and continue to be true and correct in all material respects, except to the extent that such representations and warranties expressly refer to an earlier date, and (ii) to the knowledge of the Borrowers, there exists no Default or Event of Default under any of the Loan Documents.

14.                               Miscellaneous.  This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Amendment.  The REIT and the Borrowers hereby ratify, confirm and reaffirm all of the terms and conditions of the Loan Agreement, and each of the other Loan Documents to which they are a party, and further acknowledge and agree that all of the terms and conditions of the Loan Agreement and other Loan Documents to which they are a party shall remain in full force and effect, except as expressly provided in this Amendment.  Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

15.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURES ON FOLLOWING PAGE]

It is intended that this Amendment take effect as an instrument under seal as of the date first written above.

PARENT BORROWER:

CORESITE, L.P., a Delaware limited partnership, by its general partner, CoreSite Realty Corporation, a Maryland corporation

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature page to First Amendment to Term Loan Agreement

For the purposes of Section 14:

CORESITE REALTY CORPORATION, a Maryland corporation

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature page to First Amendment to Term Loan Agreement

SUBSIDIARY BORROWERS:

CORESITE REAL ESTATE 70 INNERBELT, L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

CORESITE REAL ESTATE 900 N. ALAMEDA, L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

CORESITE REAL ESTATE 2901 CORONADO, L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

CORESITE REAL ESTATE 1656 MCCARTHY, L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

Signature page to First Amendment to Term Loan Agreement

CORESITE REAL ESTATE 427 S. LASALLE, L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

CORESITE CORONADO STENDER, L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

CORESITE REAL ESTATE 2115 NW 22ND STREET, L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

CORESITE REAL ESTATE 12100 SUNRISE VALLEY DRIVE L.L.C., a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

Signature page to First Amendment to Term Loan Agreement

CORESITE REAL ESTATE 55 S. MARKET STREET, L.L.C.,
a Delaware limited liability company

By:	/s/ Jeffrey S. Finnin
	Name:	Jeffrey S. Finnin
	Title:	Treasurer and CFO

(SEAL)

Signature page to First Amendment to Term Loan Agreement

AGENT AND LENDERS:

ROYAL BANK OF CANADA, as Agent

By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agency

Royal Bank of Canada
20 King Street West, 4th Floor
Toronto, Ontario M5H 1C4
Attention: Manager, Agency Services
Facsimile: 416 842-4023

Signature page to First Amendment to Term Loan Agreement

ROYAL BANK OF CANADA

By:	/s/ Brian Gross
	Name:	Brian Gross
	Title:	Authorized Signatory

Royal Bank of Canada
Brookfield Place
200 Vesey Street
New York, NY 10281-8098
Attn: Manager, Loans Administration
Telephone: 877-332-7455
Facsimile: 212-428-2372

Signature page to First Amendment to Term Loan Agreement

REGIONS BANK

By:	/s/ Kerri L. Raines
	Name:	Kerri L. Raines
	Title:	Senior Vice President

Regions Bank
6805 Morrison Boulevard, Suite 100
Charlotte, NC 28211
Attention: Kerri Raines
Telephone: 704-362-3564
Facsimile: 704-362-3594

Signature page to First Amendment to Term Loan Agreement

CITIBANK, N.A.

By:	/s/ Michael Chlopak
	Name:	Michael Chlopak
	Title:	Vice President

Citibank, N.A.
388 Greenwich Street, 23rd floor
New York, New York 10013
Attention:	David L. Smith
Telephone:	212-816 3784
Facsimile:	866 421 9138

Signature page to First Amendment to Term Loan Agreement

COBANK, ACB

By:	/s/ Victor Padilla
	Name:	Victor Padilla
	Title:	Vice President

CoBank, ACB - Denver
5500 South Quebec Street
Greenwood Village, CO 80111
Attention:	Victor Padilla
Telephone:	303-740-6468
Facsimile:	303-224-2608

Signature page to First Amendment to Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin A. Stacker
	Name:	Kevin A. Stacker
	Title:	Senior Vice President

Address:

Wells Fargo Bank, National Association
1800 Century Park East
Suite 1200
Los Angeles, California 90067
Attention: Kevin A. Stacker
Telephone: (310) 789-3768
Facsimile: (310) 789-3733

Signature page to First Amendment to Term Loan Agreement

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Savo Bozic
	Name:	Savo Bozic
	Title:	Authorized Signatory

Address:

Toronto Dominion (Texas) LLC
c/o TD Securities
Royal Trust Tower, 25th Floor
77 King Street West
Toronto Ontario M5K 1A2
Attention: Shaheen Bandeali
Telephone: 416-983-1160
Facsimile: 416-983-0003

Signature page to First Amendment to Term Loan Agreement